EXHIBIT 99.1


FINDWHAT.COM                                      NEWS RELEASE
-------------------------------------------------------------------------------
Company Contact:                                  FindWhat.com Publicist:
Karen Yagnesak                                    Ian Gertler - Symplegades Inc.
239-561-7229                                      631-680-0956
KarenY@FindWhat.com                               Ian.Gertler@Symplegades.com

               FINDWHAT.COM ANNOUNCES RECORD FIRST QUARTER RESULTS
         - REVENUE INCREASES 56% VERSUS Q1 2003; RAISES 2004 GUIDANCE -

FORT MYERS, FL - APRIL 26, 2004 - FINDWHAT.COM (NASDAQ: FWHT), a leading developer and provider of performance-based marketing and commerce enabling services, today reported record financial results for the three months ended March 31, 2004. Highlights include:

     o Revenue in Q1 2004 increased 56% versus Q1 2003, and was approximately $2.7 million ahead of the Company's previously-announced guidance. FindWhat.com has increased revenue sequentially for 18 consecutive quarters.

     o In Q1 2004, FindWhat.com generated adjusted pre-tax diluted EPS of $0.27, exceeding the Company's previously-announced guidance of $0.22. The Company has increased adjusted pre-tax income and EBITDA sequentially for 12 consecutive quarters.

     o Full year financial guidance for 2004 has been raised, in part due to the acquisition of Comet Systems which closed on March 22, 2004, and the expected closing of the merger with Espotting in July 2004.

     o Cash and cash equivalents at March 31, 2004 were approximately $55.2 million. FindWhat.com has $158,000 of long-term debt, and $10.0 million available to borrow under its new line of credit.

FindWhat.com reported record revenue in Q1 2004 of $24.7 million, an increase of 56% versus Q1 2003 revenue of $15.8 million.

FindWhat.com reported net income in Q1 2004 of $3.8 million, or $0.16 per diluted share, an increase of 41% versus Q1 2003 net income of $2.7 million, or $0.13 per share.

FindWhat.com's Q1 2004 results include a full quarter of results from Miva(R), which was acquired on January 1, 2004, and nine full days of results from Comet Systems, which was acquired on March 22, 2004.

Given a) historical and projected changes in FindWhat.com's effective tax rate over time, and b) the introduction of non-cash amortization expense in Q1 2004 primarily due to accounting for intangibles resulting from the Company's strategic activity, FindWhat.com believes "EBITDA," "adjusted pre-tax income" and "adjusted pre-tax income per diluted share" can help provide meaningful comparisons of the Company's current and projected performance with its historical results from prior periods. FindWhat.com defines EBITDA as net income before interest, income taxes, depreciation, and amortization, and defines adjusted pre-tax income as net income before income taxes and amortization. Adjusted pre-tax income per diluted share is defined as net income, before income taxes and amortization, per diluted share. FindWhat.com believes these metrics can provide a useful measure to judge the Company's operating performance without non-cash amortization charges and the impact of fluctuating effective tax rates. FindWhat.com uses EBITDA, adjusted pre-tax income and adjusted pre-tax income per diluted share as internal barometers of its business, and sets goals and awards bonuses in part based on performance relative to these figures, but does not believe their use lessens the importance of GAAP measures.

The Company notes that EBITDA in Q1 2004 was a record $6.8 million, an increase of 49% versus Q1 2003 EBITDA of $4.6 million. Adjusted pre-tax income in Q1 2004 was a record $6.4 million, or $0.27 per diluted share, an increase of 48% versus Q1 2003 adjusted pre-tax income of $4.3 million, or $0.20 per diluted share.

Craig Pisaris-Henderson, chairman and chief executive officer of FindWhat.com, said, "It is with extreme pride that we announce our outstanding Q1 2004 results today. During the quarter, we began the process of integrating and launching a number of exciting new opportunities for our company, including the acquisitions of Miva and Comet Systems, and, with Verizon, taking a leadership position in the local search marketplace with the debut of our private label initiative with Verizon's SuperPages.com. We have announced several other pending deals which we continue to work on, and which we expect to implement during the remainder of 2004. Our long-term strategy and growth are dependent in part on these transactions, and we believe the resources and expenditures we have used to develop them in the short-term will generate a solid return for our shareholders in 2004 and beyond. However, we realize that no amount of strategic or developmental efforts should take our focus away from executing on a day-to-day level, and in Q1 2004 our operating team continued to perform impressively. Due to the dedication of our entire team in California, New York and Florida, we significantly surpassed our expectations for the quarter, and have raised the bar for the remainder of 2004. We feel that our results are consistent with our strategy of joining with the best-of-the-best in different geographies and market segments. We feel that our new team members at Miva, Comet and those that we are working with at Verizon certainly fit that description. We also are looking forward to the near-term closing of our announced merger with Espotting, bringing those new team members into the fold while leveraging the valuable knowledge they bring to all of our divisions, and the launch of our private label services with Mitsui and Thomas Global Register. Throughout 2004, we will continue to seek out additional strategic opportunities, keeping a dual focus on both short-term execution and longer-term initiatives."

UPDATE ON RECENTLY LAUNCHED AND PENDING INITIATIVES

VERIZON SUPERPAGES.COM PRIVATE LABEL. On March 1, 2004, SuperPages.com launched a redesigned website, adding bid-for-position, pay-per-click advertisements to its online yellow pages listings. Through a revenue sharing-based licensing agreement, FindWhat.com provides the technology and business operations expertise to support these new enhanced local SuperPages.com advertising services. The services employ the existing infrastructure and systems at FindWhat.com and the technology resides on FindWhat.com's globally redundant data centers.

ESPOTTING MERGER. FindWhat.com expects to hold its annual meeting on June 4, 2004, at which its shareholders will vote on several proposals necessary to complete the announced merger with Espotting, a leading provider of performance-based marketing services in Europe. Assuming receipt of all necessary shareholder approvals and the fulfillment of other conditions required by the merger agreement, FindWhat.com expects to close the merger on July 1, 2004. Espotting continues to finalize the audit of its March 2004 fiscal year, but based on preliminary unaudited results, prepared by Espotting's finance department, Espotting generated more than $30 million in net revenue and between $4 million and $5 million in EBITDA for the three months ended March 31, 2004. Espotting's results include certain items, charges and benefits that in FindWhat.com's view are either one-time in nature, or are not expected to continue after the closing. FindWhat.com estimates that these items, charges and benefits increased EBITDA for the three months ended March 31, 2004 by approximately $2 million. More information about the proposed merger is available in a press release posted on FindWhat.com's website, at:

http://www.findwhat.com/content/about/news/pressrelease.asp?a=139



MITSUI PRIVATE LABEL. FindWhat.com currently expects that Mitsui will launch its paid listing service in Japan, powered via a private label agreement with FindWhat.com, during the summer of 2004.

THOMASB2B.COM JOINT VENTURE. FindWhat.com and Thomas Global Register established a joint venture, ThomasB2B.com, on April 1, 2004. The JV is expected to launch an industrial business-to-business paid listings service, to be powered via a private label agreement which capitalizes on proprietary, industry-leading technical and operational services developed by FindWhat.com, and to be marketed via an agreement with Thomas Global Register, leveraging its over 550,000 global business relationships. The joint venture will purchase services from both FindWhat.com and Thomas Global Register, and is not expected to begin generating positive cash flow or net income until late 2005.

PROJECTED RESULTS

Listed below are FindWhat.com's current estimates for 2004 revenue, EBITDA and adjusted pre-tax income per diluted share. It is important to note that these projections include Miva, Comet, all announced private label transactions (both launched and in development), and assume the announced merger with Espotting closes on July 1, 2004. There is no guarantee of when, or if, any of the pending transactions will close, or if they will have the impact currently anticipated. If any of FindWhat.com's pending initiatives are terminated, certain accrued expenses would be written off as a one-time expense at the time of termination, and such one-time expenses could reduce significantly the projections presented below.

FindWhat.com currently expects full year 2004 revenue of approximately $174 million, representing a 141% increase over full year 2003 revenue of $72 million.

For the full year 2004 FindWhat.com anticipates approximately $31.5 million in adjusted pre-tax income, or $1.08 per diluted share, which assumes approximately
29.2 million average diluted shares outstanding.

FindWhat.com is not projecting net income per diluted share because it has not finalized purchase price intangible asset allocations for its pending merger with Espotting, and it currently does not have estimated effective tax rates for the Company assuming the closing of all pending transactions.

REVENUE

Q1 2004 actual: $25 million
Q2 2004 estimated: $27 million
Q3 2004 estimated: $58 million
Q4 2004 estimated: $64 million
Total 2004 estimated: $174 million

EBITDA

Q1 2004 actual: $6.8 million
Q2 2004 estimated: $7.2 million
Q3 2004 estimated: $9.2 million
Q4 2004 estimated: $10.8 million
Total 2004 estimated: $34.0 million

ADJUSTED PRE-TAX INCOME PER DILUTED SHARE

Q1 2004 actual: $0.27 (24.1 million diluted shares outstanding)
Q2 2004 estimated: $0.27 (assumes 25.2 million diluted shares outstanding) Q3 2004 estimated: $0.25 (assumes 33.5 million diluted shares outstanding) Q4 2004 estimated: $0.29 (assumes 33.9 million diluted shares outstanding) Total 2004 estimated: $1.08 (assumes 29.2 million average diluted shares outstanding)

OPERATING METRICS AND FINANCIAL REPORTING

In response to investor requests, FindWhat.com anticipates that it will disclose paid click-throughs as an operating metric beginning in Q2 2004. FindWhat.com is currently gauging the number of active relationships it has with online business across its divisions, and expects to also disclose that metric on an ongoing basis once it believes it has established a consistent definition of these relationships that will provide meaningful comparisons across future periods.

FindWhat.com also anticipates that upon the closing of its pending merger with Espotting, it will provide information on the geographic sources of its revenue.


MANAGEMENT COMMENTS

Chief operating officer and chief financial officer Phillip
Thune said, "We had a terrific three months, driven by strong growth in the FindWhat.com Network(TM) early in the quarter. Our top-line results were impacted positively due to recognizing revenue during at least some of the quarter from Miva, Comet and our private label deal with Verizon. We do not intend to report revenue for each division or deal we do, but we note that in Q1 2004, the combined revenue from these three sources was less than $1 million, and the combined impact on net income per share was less than $0.01. We have now been pleasantly surprised by the growth in traffic on the FindWhat.com Network for two consecutive quarters, and while we may be surprised in the future, given our current run-rate, we believe it is prudent to project more modest results for the FindWhat.com Network on a sequential basis in Q2 and Q3 2004. The growth we have seen in Q4 2003 and Q1 2004 is a credit to our FindWhat.com Network team, which continues to perform at a high level for both our advertisers and our distribution partners, despite increasing responsibilities to help leverage opportunities with Miva, Comet, Espotting and our private label initiatives. Looking forward, we also continue to project moderate contributions from our launched and pending private label deals, as it is too early to gauge the speed at which they might grow. On the expense side, we have allowed ourselves some room to invest in developmental initiatives between our various operating divisions, and yet we have increased our estimates for adjusted pre-tax income per diluted share for the remainder of the year, which is consistent with our view that our recent initiatives will not be dilutive, even in the near-term. We continue to expect that Espotting will increase our adjusted pre-tax income per share in Q4 2004, or within a few months of our anticipated closing in July."

MANAGEMENT CONFERENCE CALL

Chairman/CEO Craig Pisaris-Henderson, COO/CFO Phillip Thune, and senior vice president of finance Brenda Agius will participate in a conference call to discuss the results and the outlook for the Company. The call will take place on April 26, 2004 at approximately 5:00 p.m. Eastern Time, and will be simulcast on the Internet at:

http://www.vcall.com/CEPage.asp?ID=87982

A replay of the conference call will be available at the same URL, and on the Company's website at http://www.findwhat.com/content/about/news/webcast.asp, for 90 days after the call.

ABOUT FINDWHAT.COM(R)

FindWhat.com creates and offers proprietary performance-based marketing and commerce enabling services that help businesses of all sizes throughout the business cycle: finding, getting and keeping customers. Its marketing division creates online marketplaces where buyers are introduced to sellers at exactly the right moment, when they are searching for products and services on the Internet; this introduction is based on a bid-for-position, pay-per-click, keyword-targeted advertising service. FindWhat.com offers this service directly to advertisers through the FindWhat.com Network(TM), and offers a private label version of this service to large companies and portals worldwide, including Lycos and Mitsui & Co., Ltd. FindWhat.com also operates a merchant services division which includes Miva(R), a leading online platform of software and services for small to medium-sized enterprises (SMEs). With its easy-to-use, highly customizable and integrated browser-based point and click business creation software and a vast partner network, Miva is focused on helping to create and enhance online business and marketing services for SMEs. Additionally, Comet Systems, a division of FindWhat.com, is a leading provider of connected desktop consumer software. More information on FindWhat.com is available on the Company's website at http://www.FindWhat.com.

DISCLAIMER

This press release is intended to provide information only. It is not intended to be an invitation or inducement to any person to enter into any investment activity in connection with the proposed transaction, Espotting Media Inc., or FindWhat.com.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

FindWhat.com has filed relevant documents concerning its proposed merger with Espotting with the Securities and Exchange Commission, including an amended Registration Statement on Form S-4 on April 22, 2004, containing a joint proxy statement/prospectus. FindWhat.com urges investors to read these documents because they will contain important information. Investors will be able to obtain the joint proxy statement/prospectus and any other documents that may be filed by FindWhat.com with the Commission free of charge at the Commission's web site (http://www.sec.gov) or by directing a request after such a filing has been made to FindWhat.com, 5220 Summerlin Commons Blvd., Suite 500, Fort Myers, FL 33907, Tel: (239) 561-7245, Attn: Brenda Agius.

FindWhat.com and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information about FindWhat.com directors and executive officers and their ownership of FindWhat.com voting securities is set forth in the Company's Joint Proxy Statement/Prospectus for the Annual Meeting of Stockholders to be held on June 4, 2004, filed with the Commission on April 22, 2004. Additional information about the interests of those participants may be obtained from reading the definitive joint proxy statement/prospectus regarding the proposed transaction with Espotting.

FORWARD LOOKING STATEMENTS

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words or expressions such as "plan," "intend," "believe" or "expect," or variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. Key risks are described in FindWhat.com's reports filed with the U.S. Securities and Exchange Commission, including the Amendment No. 1 to the Form S-4 filed on April 22, 2004. The forward-looking statements herein include, without limitation, statements addressing future financial and operating results; statements regarding growth strategies; statements relating to the expected financial performance of recent initiatives; and statements regarding integration of the businesses of Miva and Comet. In addition, past performance cannot be relied upon as a guide to future performance.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: potential that the information and estimates used to predict anticipated revenues and expenses were not accurate; potential that demand for our services will not continue to increase; the risk that we will not be able to continue to enter into new online marketing relationships to drive qualified traffic to our advertisers; risks associated with our ability to compete with competitors and increased competition for distribution partners; political and global economic risks attendant to our business; other economic, business and competitive factors generally affecting our business; the risk that operation of our business model infringes upon intellectual property rights held by others; our reliance on distribution partners for revenue generating traffic; risk that our merger with Espotting or mergers or alliances with other companies which are or may be evaluated in the future will not be consummated; difficulties executing integration strategies or achieving planned synergies with Miva, Comet and other acquired businesses and private label initiatives. Readers also should note that the forward-looking statements may be impacted by several additional factors, including the failure of our existing infrastructure to adequately support our private label initiatives; the failure of our private label partners to successfully create and manage paid listings networks; risk that the development and implementation of foreign language versions of our technology will be delayed or not completed when expected; risk that development, implementation and integration costs associated with our private label services will be higher than anticipated; and the inability of our private label partners to leverage off of their existing client base and potential distribution partners.

NON-GAAP FINANCIAL MEASURES

Additionally, this press release includes discussion of additional financial measures "EBITDA," "adjusted pre-tax income" and "adjusted pre-tax income per diluted share." These measures are defined as non-GAAP financial measures by the Securities and Exchange Commission and may differ from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. See Reconciliation of these three financial measures to net income and net income per share included in this press release for further information regarding these non-GAAP financial measures.

(R)REGISTERED TRADEMARKS OF FINDWHAT.COM

(TM) TRADEMARKS OF FINDWHAT.COM

ALL OTHER TRADEMARKS ARE THE PROPERTY OF THEIR RESPECTIVE OWNERS.

                          FINDWHAT.COM AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                    THREE MONTHS ENDED MARCH 31,
                                                    ----------------------------
                                                        2004          2003
                                                       -------       -------
Revenues                                               $24,686       $15,849
                                                       -------       -------
Operating expenses
    Search serving                                         844           610
    Marketing, sales and service                        13,540         8,969
    General and administrative                           3,459         1,754
    Product development                                    600           298
    Amortization                                           189            --
                                                       -------       -------
Total operating expenses                                18,632        11,631
                                                       -------       -------
Income from operations                                   6,054         4,218
Interest income, net                                       180           127
                                                       -------       -------
Income before provision for income taxes                 6,234         4,345

Income tax expense                                       2,432         1,650
                                                       -------       -------
Net income                                             $ 3,802       $ 2,695
                                                       =======       =======
Net income per share
    Basic                                              $  0.17       $  0.15
                                                       =======       =======
    Diluted                                            $  0.16       $  0.13
                                                       =======       =======
Weighted-average number of common
  shares outstanding
    Basic                                               21,899        18,553
                                                       =======       =======
    Diluted                                             24,053        21,337
                                                       =======       =======
Additional information:

EBITDA                                                 $ 6,834       $ 4,586
                                                       =======       =======
Adjusted pre-tax income                                $ 6,423       $ 4,345
                                                       =======       =======
Adjusted pre-tax income per diluted share              $  0.27       $  0.20
                                                       =======       =======

                     Reconciliation of EBITDA to Net Income


                                                  THREE MONTHS ENDED MARCH 31,
                                                  ---------------------------
                                                     2004            2003
                                                    ------          ------

EBITDA                                               6,834           4,586
Interest                                               180             127
Income taxes                                        (2,432)         (1,650)
Depreciation                                          (591)           (368)
Amortization                                          (189)             --
                                                    ------          ------
Net Income                                           3,802           2,695
                                                    ======          ======





             Reconciliation of Adjusted Pre-tax Income to Net Income

                                                   THREE MONTHS ENDED MARCH 31,
                                                   ---------------------------
                                                     2004            2003
                                                    ------          ------
Adjusted pre-tax income                              6,423           4,345
Income taxes                                        (2,432)         (1,650)
Amortization                                          (189)             --
                                                    ------          ------
Net income                                           3,802           2,695
                                                    ======          ======


Reconciliation of Adjusted Pre-tax Income per Diluted Share to Income per Share

                                                   THREE MONTHS ENDED MARCH 31,
                                                   ----------------------------
                                                     2004            2003
                                                    ------          ------
Adjusted pre-tax income per diluted share           $ 0.27          $ 0.20
Income taxes per share                               (0.10)          (0.07)
Amortization per share                               (0.01)             --
                                                    ------          ------
Net income per share - diluted                      $ 0.16          $ 0.13
                                                    ======          ======


                         FINDWHAT.COM AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT PAR VALUES)


                                                                           MARCH 31,   DECEMBER 31,
                                  ASSETS                                     2004          2003
                                                                           ---------     ---------
                                                                          (unaudited)
CURRENT ASSETS
       Cash and cash equivalents                                           $  55,181     $  59,210
       Accounts receivable, less allowance for doubtful accounts of $282
          and $223 at March 31, 2004 and December 31, 2003, respectively       7,990         5,051
       Deferred tax asset                                                        467           180
       Note receivable                                                         2,080         2,054
       Prepaid expenses and other current assets                               2,947         3,312
                                                                           ---------     ---------
          Total current assets                                                68,665        69,807

EQUIPMENT AND FURNITURE - NET                                                  5,607         4,695
INTANGIBLE ASSETS - NET                                                       22,944            --
DEFERRED TAX ASSETS                                                           10,568            --
OTHER ASSETS                                                                     441           156
                                                                           ---------     ---------
          Total assets                                                     $ 108,225     $  74,658
                                                                           =========     =========

                           LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
       Accounts payable and accrued expenses                               $   9,041     $   7,770
       Note payable                                                            1,366            --
       Deferred revenue                                                        2,164         1,866
       Current portion of long-term debt                                         139            --
       Deferred tax liabilities - current                                      1,272            --
       Other current liabilities                                                 765            --
                                                                           ---------     ---------
          Total current liabilities                                           14,747         9,636

DEFERRED INCOME TAXES                                                          4,009           600
LONG-TERM DEBT                                                                   158            --
OTHER LIABILITIES                                                              1,699           115
                                                                           ---------     ---------
       Total liabilities                                                      20,613        10,351
                                                                           ---------     ---------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
       Preferred stock, $.001 par value; authorized,
          500 shares; none issued and outstanding                                 --            --
       Common stock, $.001 par value; authorized, 50,000 shares;
          issued 22,848 and 21,428, respectively; outstanding 22,841
          and 21,421, respectively                                                23            21
       Additional paid-in capital                                             72,385        52,884
       Treasury stock; 7 shares, at cost                                         (82)          (82)
       Retained earnings                                                      15,286        11,484
                                                                           ---------     ---------
          Total stockholders' equity                                          87,612        64,307
                                                                           ---------     ---------
          Total liabilities and stockholders' equity                       $ 108,225     $  74,658
                                                                           =========     =========